SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported)
                           January 31, 1997


                           PROFFITT'S, INC.
        (Exact name of registrant as specified in its charter)


               Tennessee           0-15907            62-0331040
       (State of incorporation) (Commission         (I.R.S. Employer
                                file number)      identification No.)

               3455 Highway 80 West
               Jackson, Mississippi                      39209
       (Address of pincipal executive offices)         (Zip Code)

   Registrant's telephone number, including area code (423) 983-7000


                             P.O. Box 9388
                           Alcoa, Tennessee
     (Former name or former address, if changed since last report)






Item 2.   Acquisition or Disposition of Assets

     On January 31, 1997, the registrant, Proffitt's, Inc., a Tennessee corporation ("Proffitt's), completed a merger with G. R. Herberger's, Inc., a Delaware corporation ("Herberger's") in which a wholly owned subsidiary of Proffitt's was merged with and into Herberger's, with Herberger's surviving the merger as a wholly owned subsidiary of Proffitt's. In connection with the merger, each outstanding common share $0.04 par value of Herberger's was converted into .4985 shares of the common stock, $0.10 par value, of Proffitt's (the "Proffitt's Common Stock"), for an aggregate consideration of 4 million shares of Proffitt's Common Stock.

     Herberger's is a regional department store company which operates 39 stores in Colorado, Illinois, Iowa, Minnesota, Montana, Nebraska, North Dakota, South Dakota, Wisconsin and Wyoming.

Item 7.   Financial Statements and Exhibits

     7(a) and 7(b). The financial statements and pro forma financial information required by Items 7(a) and 7(b) have been previously reported (as defined in Rule 12b-2 under the Securities Exchange Act of 1934).

     7(c).  The following exhibits are furnished as required by Item
7(c):

      Exhibit
     Number         Description
         2          Agreement and Plan of Merger dated November  8,
                    1996, among Proffitt's, Inc.,Prairie Merger
                    Corporation and G.R. Herberger's, Inc.
                    (Incorporated by reference to Exhibit 2 to the Registrant's Current Report on Form 8-K filed
                    November 22, 1996).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date: February 10, 1997                 PROFFITT'S, INC.


                                        By: /s/ R. Brad Martin
                                             R. Brad Martin, Chairman
                                             of the Board and Chief
                                             Executive Officer